U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LONG ISLAND ICED TEA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2624098
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

116 Charlotte Avenue Hicksville, New York	11801
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-210669
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The security to be registered hereby is the common stock of Long Island Iced Tea Corp. (the “Company”). The description of the common stock contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on April 8, 2016, as amended from time to time (File No. 333-210669) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LONG ISLAND ICED TEA CORP.

Date: June 20, 2016	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer